Exhibit (a)(1)(vi)

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Nokia Corporation

LETTER OF TRANSMITTAL TO TENDER AMERICAN DEPOSITARY SHARES OF ALCATEL-LUCENT.

TIME IS CRITICAL. PLEASE COMPLETE AND RETURN PROMPTLY IN ACCORDANCE WITH THE ENCLOSED INSTRUCTIONS.

Nokia Corporation successfully completed its offer (the “Offer”) to exchange the validly tendered Alcatel-Lucent American Depositary Shares, each representing one Alcatel-Lucent share (“Alcatel-Lucent ADSs”), for Nokia Corporation American Depositary Shares, each representing one Nokia Corporation share (“Nokia ADSs”), upon the terms and conditions of the Registration Statement on Form F-4 dated November 12, 2015 and Schedule TO dated November 18, 2015, each as amended from time to time. The Offer expired at 5:00 PM, New York City Time, December 22, 2015.

Nokia Corporation has opened the subsequent offering period with respect to the Offer. The subsequent offering period will expire in the U.S. at 5:00 PM, New York City Time, February 2, 2016. The purpose of the subsequent offering period is to enable Alcatel-Lucent ADS holders who have not previously tendered their Alcatel-Lucent ADSs during the initial offer period to do so and receive the same 0.55 Nokia ADS per Alcatel-Lucent ADS that was paid to Alcatel-Lucent ADS holders who previously tendered their Alcatel-Lucent ADSs during the initial Offer period. DURING THE REOPENED OFFER, TENDERING ALCATEL-LUCENT ADS HOLDERS WILL NOT HAVE WITHDRAWAL RIGHTS.

Any Alcatel-Lucent ADSs not tendered into the reopened Offer will remain outstanding. After completion of the Offer, Nokia Corporation intends to delist the Alcatel-Lucent ADSs from the New York Stock Exchange, meaning they will not be tradeable on any regulated securities exchange, and terminate the Alcatel-Lucent ADR program.

See Instructions on the reverse side on how to tender your Alcatel-Lucent ADSs in the reopened Offer.

Please use the space below to list your Alcatel-Lucent ADSs held in certificate and/or book-entry form

Certificated Alcatel-Lucent ADS Total shares:

(Please include original certificates with this Letter of Transmittal)

Book-Entry Alcatel-Lucent ADS Share Total:

Complete the appropriate box on the reverse side to tender your Alcatel-Lucent ADSs in the reopened Offer for Nokia ADSs upon the terms and conditions of the subsequent offering period.

Although Nokia Corporation has mailed the Offer documents to the extent required by U.S. law, including to holders located outside the United States, the Offer documents are not an offer to buy, sell or exchange and it is not a solicitation of an offer to buy, sell or exchange either Alcatel-Lucent securities or Nokia Corporation securities in any jurisdiction in which such offer, sale or exchange is not permitted. Countries outside the United States generally have their own legal requirements that govern securities offerings made to persons residing in those countries and often impose stringent requirements about the form and content of offers made to the general public. The ability of any non-U.S. person to tender Alcatel-Lucent securities in the subsequent offering period will depend on compliance with the laws of such person’s home country, including any applicable exemption, that would permit the person to participate in the subsequent offering period. Non-U.S. holders should consult their advisors in considering whether they may participate in the subsequent offering period in accordance with the laws of their home countries and, if they do participate, whether there are any restrictions or limitations on transactions in Alcatel-Lucent securities that may apply in their home countries. None of Nokia Corporation, Alcatel-Lucent, the Exchange Agent or the Information Agent can provide any assurance about whether such limitations exist.

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MARK THE BOX BELOW UNDER “TENDER” TO PARTICIPATE IN THE SUBSEQUENT OFFERING PERIOD	+

TENDER

1.	☐	Mark this box to tender ALL of your Alcatel-Lucent ADSs in the subsequent offering period. If you select this option, please DO NOT fill in the box below.
2.	☐

Mark this box to tender the following number of your Alcatel-Lucent ADSs in the subsequent offering period. Please fill in the number of Alcatel-Lucent ADSs that you would like to tender in the box below. Please see the enclosed PARTIAL ALCATEL-LUCENT ADS TENDER EXAMPLE / GUIDELINES FOR SIGNATURE(S) REQUIRED for additional information on completing this section.

MUTILATED, LOST, STOLEN OR DESTROYED CERTIFICATES.

If any certificate representing Alcatel-Lucent ADSs has been mutilated, lost, stolen or destroyed, the holder should promptly call JPMorgan Chase Bank N.A. as Depositary and Transfer Agent for the Alcatel-Lucent ADSs, Toll-Free at 888-582-3686 Monday through Friday between 7:00 AM and 7:00 PM Central Standard Time. The holder will then be instructed by JPMorgan Chase Bank N.A. as to the steps that must be taken to replace the certificate. This completed Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost or destroyed Alcatel-Lucent ADSs certificates have been followed

SIGNATURE(S) REQUIRED. Signature of Registered Holder(s) or Agent

Must be signed by the registered holder(s) EXACTLY as name(s) appear(s) on the front of this form. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer for a corporation, person acting in a fiduciary or representative capacity, or other person, please set forth full title.

By signing below, I represent and warrant as follows:

1) I have full power and authority to tender the Alcatel-Lucent ADSs represented by the American depositary receipt(s) surrendered herewith or transferred in book–entry form, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims. I own the Alcatel-Lucent ADSs being tendered within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended. I will, upon request, execute and deliver any additional documents reasonably deemed by the Exchange Agent to be appropriate or necessary to complete the tender of my Alcatel-Lucent ADSs.

2) I understand that a tender is not in acceptable form until receipt by the Exchange Agent of this Letter of Transmittal, duly completed and manually signed together with any American depositary receipt(s) representing Alcatel-Lucent ADSs and all accompanying evidence of authority. I agree that all questions as to validity, form and eligibility of any surrender of the Alcatel-Lucent ADSs will be determined by the Exchange Agent.

3) I understand that, pending the completion of the subsequent offering period, I may not and shall not sell or otherwise transfer the Alcatel-Lucent ADSs subject to this Letter of Transmittal unless the subsequent offering period is terminated.

4) I acknowledge that, until I properly surrender the American depositary receipt(s) representing the certificated Alcatel-Lucent ADSs to which this Letter of Transmittal relates or such Alcatel-Lucent ADSs are properly transferred to Nokia Corporation in book-entry form, I will not receive any consideration issuable or payable in connection with the subsequent offering period. Delivery of such American depositary receipt(s) will be effected, and risk of loss and title to such certificate(s) will pass, only upon proper delivery thereof to the Exchange Agent.

5) By tendering the Alcatel-Lucent ADSs pursuant to this Letter of Transmittal, I hereby acknowledge that the representations and covenants set forth in the Registration Statement on Form F-4 in the section “The Exchange Offer—Representations and Covenants of Tendering Holders—Representations and Covenants of Tendering Holders of Alcatel Lucent ADSs” are true and correct.

6) By tendering the Alcatel-Lucent ADSs pursuant to this Letter of Transmittal, I hereby acknowledge that the tendered Alcatel-Lucent ADSs may not be transferred to any third party and may at the instruction of the Exchange Agent be blocked in my account or transferred to the account of the Exchange Agent, and that after the expiration of the subsequent offering period, the tendered Alcatel-Lucent ADSs will be transferred to Nokia Corporation.

7) I acknowledge that any consideration issuable or payable to me in connection with the subsequent offering period shall be delivered to me in the account printed on the upper right section on the front of this Letter of Transmittal.

The method of delivery of any documents, including Alcatel-Lucent ADS certificates, is at the election and risk of the tendering Alcatel-Lucent ADS holder. If documents are sent by mail, it is recommended that they be sent by registered mail, properly insured, with return receipt requested.

Form W-9: Under U.S. Federal Income Tax law, an Alcatel-Lucent ADSs holder is required to provide Citibank, N.A. with such stockholder’s correct Taxpayer Identification Number. If your Taxpayer Identification Number is not certified on our records, as indicated on the front of this Letter of Transmittal, by a “N” (for No) after the “Tax ID Certification on file” section, we have enclosed a Form W-9 for you to complete and return. Failure to provide the information on the form may subject you to backup tax withholding on any reportable payment. If you are a foreign individual seeking to qualify as an exempt recipient from backup withholding, you must complete and submit the enclosed Form W-8BEN to the Exchange Agent.

Signature of owner	Signature of co-owner, if any
Area Code/Phone Number

SIGNATURE(S) GUARANTEED (IF REQUIRED)

Please refer to the enclosed PARTIAL ALCATEL-LUCENT ADS TENDER EXAMPLE / GUIDELINES FOR SIGNATURE(S) required instructions to determine if a Medallion Guarantee is required. If required, the Firm guaranteeing the signature should complete the information below.

Medallion Guaranteed (if required)
Name of Firm

Address of Firm - Please Print

The Information Agent for the Offer is:	The Exchange Agent for the Offer is:

Call Toll-Free: (800) 314-4549	By First Class Mail:	By Registered, Certified or Express Mail or Overnight Courier:
	Citibank, N.A. - Exchange Agent	Citibank, N.A. - Exchange Agent
	Voluntary Corporate Actions	Voluntary Corporate Actions
	P.O. Box 43011	250 Royall Street, Suite V
	Providence, RI 02940-3011	Canton, MA 02021

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